Exhibit 99.2
PART I
Item 1. Financial Statements
ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$283	$7,391
Trade accounts receivable, net	111,806	95,828
Notes and other receivables	11,294	10,835
Inventories	90,862	54,569
Due from affiliate	—	323
Deferred income taxes	909	4,674
Prepaid expenses and other current assets	23,390	28,915

Total current assets	238,544	202,535
Property, plant, and equipment, net	232,802	217,964
Goodwill	18,641	18,641
Other intangibles, net	862	1,155
Deferred income taxes	21,718	—
Other assets	34,704	36,826

Total assets	$547,271	$477,121

Liabilities and Stockholders’ Equity and Partners’ Capital
Current liabilities:
Current portion of long-term debt	$1,707	$1,693
Note payable	11,136	15,228
Bank overdraft	20,942	10,024
Trade accounts payable	71,243	51,050
Accrued expenses and other current liabilities	67,246	68,283

Total current liabilities	172,274	146,278
Long-term debt, net of current portion	208,885	184,784
Workers’ compensation benefits	4,751	4,678
Postretirement medical benefits	17,800	15,637
Asset retirement obligation	33,978	32,888
Deferred gains on sale of property interests	5,312	5,516
Deferred income taxes	—	7,718
Other liabilities	11,162	4,911

Total liabilities	454,162	402,410

Minority interest	—	28,778

Stockholders’ equity and partners’ capital:
Alpha Natural Resources, Inc.:
Preferred stock — par value $0.01, 10,000,000 shares authorized, none issued	—	—
Common stock — par value $0.01, 100,000,000 shares authorized, 62,212,580 shares issued and outstanding	622	—
Additional paid-in capital	146,815	—
Unearned stock-based compensation	(25,828)
Accumulated deficit	(28,500)	—

Total Alpha Natural Resources, Inc. stockholders’ equity	93,109	—
Alpha NR Holding, Inc.:
Preferred stock — par value $0.01, 1,000 shares authorized, none issued	—	—
Common stock — par value $0.01, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid-in capital	—	22,153
Retained earnings	—	18,828

Total Alpha NR Holding, Inc. stockholder’s equity	—	40,981
ANR Fund IX Holdings, L.P.:
Partners’ capital	—	4,952

Total stockholders’ equity and partners’ capital	93,109	45,933

Total liabilities and stockholders’ equity and partners’ capital	$547,271	$477,121

See accompanying notes to condensed consolidated financial statements.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2005	2004
Revenues:
Coal revenues	$273,134	$212,015
Freight and handling revenues	31,752	25,604
Other revenues	7,269	5,103

Total revenues	312,155	242,722

Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	226,284	185,082
Freight and handling costs	31,752	25,604
Cost of other revenues	6,065	3,410
Depreciation, depletion and amortization	14,170	11,774
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above and including stock-based compensation of $36,407 in 2005)	47,906	11,805

Total costs and expenses	326,177	237,675

Income (loss) from operations	(14,022)	5,047

Other income (expense):
Interest expense	(6,117)	(2,051)
Interest income	287	21
Miscellaneous income (expense), net	(41)	213

Total other income (expense), net	(5,871)	(1,817)

Income (loss) from continuing operations before income taxes and minority interest	(19,893)	3,230
Income tax expense	2,510	354
Minority interest	2,918	1,464

Income (loss) from continuing operations	(25,321)	1,412

Discontinued operations (note 17):
Loss from discontinued operations before income taxes and minority interest	(738)	(400)
Income tax benefit	(186)	(44)
Minority interest	(72)	(181)

Loss from discontinued operations	(480)	(175)

Net income (loss)	$(25,801)	$1,237

Net income (loss) per share, as adjusted (note 2):
Basic and diluted:
Income (loss) from continuing operations	$(0.70)	$0.09
Loss from discontinued operations	(0.01)	(0.01)

Net income, as adjusted	$(0.71)	$0.08

Pro forma net income (loss) per share (note 2):
Basic and diluted:
Income (loss) from continuing operations	$(0.38)	$0.04
Loss from discontinued operations	(0.01)	(0.01)

Pro forma net loss	$(0.39)	$0.03

See accompanying notes to condensed consolidated financial statements.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Stockholders’ Equity (Unaudited)
Three months ended March 31, 2005
(In thousands, except per share amounts)

											ANR Fund IX
	Alpha Natural Resources, Inc.						Alpha NR Holding, Inc.				Holdings, L. P.
												Total
			Addi-			Total		Addi-		Total		Stockholders’
			tional	Unearned	Accumu-	Stock-		tional		Stock-		Equity and
	Common Stock		Paid-in	Stock-based	lated	holders’	Common	Paid-in	Retained	holder’s	Partners’	Partners’
	Shares	Amount	Capital	Compensation	Deficit	Equity	Stock	Capital	Earnings	Equity	Capital	Capital
Balances, December 31, 2004	—	$—	$—	$—	$—	$—	$—	$22,153	$18,828	$40,981	$4,952	$45,933
Noncash distribution of Virginia Tax Credit	—	—	—	—	—	—	—	—	—	—	(40)	(40)
Net income prior to Internal Restructuring	—	—	—	—	—	—	—	—	2,320	2,320	379	2,699
Distribution to First Reserve Fund IX, L. P. and ANR Fund IX Holdings, L.P. prior to the Internal Restructuring	—	—	—	—	—	—	—	—	(8,160)	(8,160)	(1,243)	(9,403)
Contribution by First Reserve Fund IX, L.P. of all of the outstanding common stock of Alpha NR Holding, Inc. in exchange for shares of Alpha Natural Resources, Inc. common stock	12,463	125	35,016	—	—	35,141	—	(22,153)	(12,988)	(35,141)	—	—
Contribution by ANR Fund IX Holdings, L.P. of its membership interest in ANR Holdings, LLC in exchange for shares of Alpha Natural Resources, Inc. common stock upon completion of the Internal Restructuring	1,536	15	4,033	—	—	4,048	—	—	—	—	(4,048)	—
Contribution by minority interest holders, including certain members of management, of their membership interests in ANR Holdings, LLC in exchange for shares of Alpha Natural Resources, Inc. common stock and recognition of unearned stock-based compensation	14,289	143	85,424	(29,396)	—	56,171	—	—	—	—	—	56,171
Issuance of Restructuring Notes payable upon completion of the Internal Restructuring	—		(517,692)	—	—	(517,692)	—	—	—	—	—	(517,692)
Tax Distributions payable recorded upon the completion of the Internal Restructuring	—		(10,500)	—	—	(10,500)	—	—	—	—	—	(10,500)

											ANR Fund IX
	Alpha Natural Resources, Inc.						Alpha NR Holding, Inc.				Holdings, L. P.
												Total
			Addi-			Total		Addi-		Total		Stockholders’
			tional	Unearned	Accumu-	Stock-		tional		Stock-		Equity and
	Common Stock		Paid-in	Stock-based	lated	holders’	Common	Paid-in	Retained	holder’s	Partners’	Partners’
	Shares	Amount	Capital	Compensation	Deficit	Equity	Stock	Capital	Earnings	Equity	Capital	Capital
Change in net deferred income taxes recognized upon the completion of the Internal Restructuring	—		25,729	—	—	25,729	—	—	—	—	—	25,729
Proceeds from initial public offering of common shares ($19 per share), net of offering costs of $48,296.	33,925	339	595,940	—	—	596,279	—	—	—	—	—	596,279
Distribution of net proceeds received from underwriters’ exercise of over-allotment of shares	—	—	(71,135)	—	—	(71,135)	—	—	—	—	—	(71,135)
Recognition of stock-based compensation earned	—	—	—	3,568	—	3,568	—	—	—	—	—	3,568

Net loss subsequent to Internal Restructuring	—	—	—	—	(28,500)	(28,500)	—	—	—	—	—	(28,500)

Balances, March 31, 2005	62,213	$622	$146,815	$(25,828)	$(28,500)	$93,109	$—	$—	$—	$—	$—	$93,109

See accompanying notes to condensed consolidated financial statements.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three months ended
	March 31,
	2005	2004
Operating activities:
Net income (loss)	$(25,801)	$1,237
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	14,480	11,929
Amortization of debt issuance costs	435	384
Minority interest	2,846	1,282
Accretion of asset retirement obligation	808	976
Virginia tax credit	(343)	(637)
Stock-based compensation — non-cash	28,932	—
Bad debt provision	—	15
Amortization of deferred gains on sales of property interests	(204)	(238)
Gain on sale of fixed assets, net	(363)	(196)
Deferred income taxes	58	160
Changes in operating assets and liabilities:
Trade accounts receivable	(15,903)	(5,724)
Notes and other receivables	(384)	(1,865)
Inventories	(36,293)	(6,221)
Prepaid expenses and other current assets	5,344	3,384
Other assets	(2,731)	(23)
Trade accounts payable	21,465	2,302
Accrued expenses and other current liabilities	917	7,576
Workers’ compensation benefits	(295)	1,608
Postretirement medical benefits	2,163	348
Asset retirement obligation	(874)	(492)
Other liabilities	551	219

Net cash provided by (used in) operating activities	(5,192)	16,024

Investing activities:
Capital expenditures	$(30,268)	$(16,269)
Proceeds from disposition of property, plant, and equipment	501	214
Purchase of net assets of acquired companies	(389)	—
Purchase of equity investment	(500)	—
Collections on note receivable from coal supplier	1,223	—
Payment of additional consideration on prior acquisition	(5,000)	—

Net cash used in investing activities	(34,433)	(16,055)

Financing activities:
Repayments of notes payable	(4,092)	(5,230)
Proceeds from issuance of long-term debt	24,500	—
Repayments on long-term debt	(440)	(3,435)
Increase in bank overdraft	10,918	6,635
Proceeds from initial public offering, net of offering costs	598,190	—
Repayment of restructuring notes payable	(517,692)	—
Distributions to prior members of ANR Holdings, LLC subsequent to Internal Restructuring	(71,135)	—
Distributions to prior members of ANR Holdings, LLC prior to Internal Restructuring	(7,732)	(24)
Debt issuance costs	—	(647)

Net cash provided by (used in) financing activities	32,517	(2,701)

Net decrease in cash and cash equivalents	(7,108)	(2,732)
Cash and cash equivalents at beginning of period	7,391	11,246

Cash and cash equivalents at end of period	$283	$8,514

See accompanying notes to condensed consolidated financial statements.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
(1) Business and Basis of Presentation
Organization and Business
     Alpha Natural Resources, Inc. and its operating subsidiaries are engaged in the business of extracting, processing and marketing coal from deep and surface mines, located in the Central and Northern Appalachian regions of the United States, for sale to utility and steel companies in the United States and in international markets.
     On February 11, 2005, Alpha Natural Resources, Inc., a Delaware corporation (Alpha) succeeded to the business of ANR Holdings, LLC, a Delaware limited liability company (ANR Holdings) in a series of internal restructuring transactions described below which are referred to collectively as the Internal Restructuring, and on February 18, 2005, Alpha completed the initial public offering of its common stock. Prior to the Internal Restructuring, ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. (the “FR Affiliates”), entities under the common control of First Reserve GP IX, Inc., were the owners of 54.7% of the membership interests in ANR Holdings, and the remaining membership interests in ANR Holdings were held by affiliates of American Metals & Coal International, Inc. (AMCI), Alpha Coal Management, LLC (ACM) and Madison Capital Funding, LLC. The financial statements for the quarter ended March 31, 2005 are presented on a combined basis including the combined financial results for the FR Affiliates and subsidiaries for the period from January 1, 2005 to February 11, 2005, and the consolidated results for Alpha and subsidiaries from February 12, 2005 to March 31, 2005. The financial statements for the period from January 1, 2004 to March 31, 2004 are presented for the FR Affiliates and subsidiaries on a combined basis. The entities included in the accompanying financial statements are collectively referred to as “the Company.”
     On February 11, 2005, the Company completed the Internal Restructuring to transition from a structure in which the Company’s top-tier holding company was a limited liability company, ANR Holdings, to one in which the top-tier holding company is a corporation, Alpha. The Internal Restructuring included the following transactions:
• ACM was dissolved and liquidated, after which (1) the interests in ANR Holdings previously held by ACM were distributed to and held directly by the Company’s officers and employees who were owners of ACM prior to its dissolution and (2) outstanding options to purchase units in ACM were automatically converted into options to purchase up to 596,985 shares of Alpha common stock at an exercise price of $12.73 per share, and Alpha assumed the obligations of ACM under the Alpha Coal Management, LLC 2004 Long-Term Incentive Plan.
• Alpha assumed the obligations of ANR Holdings to make distributions to (1) affiliates of AMCI in an aggregate amount of $6,000, representing the approximate incremental tax resulting from the recognition of additional tax liability resulting from the Internal Restructuring and (2) First Reserve Fund IX, L.P. in an aggregate amount of approximately $4,500, representing the approximate value of tax attributes conveyed as a result of the Internal Restructuring (collectively, the Tax Distributions). The Tax Distributions to affiliates of AMCI are payable in five equal installments on the dates for which estimated income tax payments are due in each of April 2005, June 2005, September 2005, January 2006 and April 2006. The Tax Distributions to First Reserve Fund IX, L.P. are payable in three installments of approximately $2,100, $2,100 and $300 on December 15, 2007, 2008 and 2009, respectively. The Tax Distributions will be payable in cash or, to the extent Alpha is not permitted by the terms of the senior credit facility or the indenture governing the senior notes to pay the Tax Distributions in cash, in shares of Alpha common stock.
• First Reserve Fund IX, L.P., the direct parent of Alpha NR Holding, Inc. prior to the Internal Restructuring, contributed all of the outstanding common stock of Alpha NR Holding, Inc. to Alpha in exchange for 12,462,992 shares of Alpha common stock and demand promissory notes in an aggregate adjusted principal amount of $206,734.
• ANR Fund IX Holdings, L.P., Madison Capital Funding, LLC and affiliates of AMCI contributed all of their membership interests in ANR Holdings to Alpha in exchange for 13,052,431 shares of Alpha common stock and demand promissory notes in an aggregate adjusted principal amount of $310,958.
• The officers and employees who were the members of ACM contributed all of their interests in ANR Holdings to Alpha in exchange for 2,772,157 shares of Alpha common stock.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
• The Board of Directors of Alpha declared a pro rata distribution to the former members of ANR Holdings in an aggregate amount of $78,610 equal to the net proceeds Alpha received upon the exercise by the underwriters of their over-allotment option with respect to the public offering described below.
• Alpha recorded a change of $25,729 in net deferred income taxes (an estimated increase of $132,637 in gross deferred tax assets, less an estimated increase of $106,908 in the valuation allowance for deferred tax assets) recognized upon the completion of the Internal Restructuring.
• Alpha and certain of its subsidiaries, the FR Affiliates and affiliates of AMCI amended certain of the post-closing arrangements previously entered into as part of the Company’s acquisition of the U.S. coal production and marketing operations of AMCI (U.S. AMCI) that was completed on March 11, 2003.
• Alpha contributed the membership interests in ANR Holdings received in the Internal Restructuring to Alpha NR Holding, Inc. and another indirect wholly-owned subsidiary of Alpha.
     On February 18, 2005, Alpha completed the initial public offering of 33,925,000 shares of its common stock, including 4,425,000 shares issued pursuant to the exercise in full of the underwriters’ over-allotment option. Alpha received net proceeds (after deducting issuance costs) of $596,279 from the offering. Alpha used $517,982 of the net proceeds to repay all outstanding principal and accrued interest on its demand promissory notes issued in the Internal Restructuring to the FR Affiliates, affiliates of AMCI and Madison Capital Funding LLC, and the remaining $78,610 (including $7,475 distributed to management and recorded as compensation expense) of the net proceeds were distributed by Alpha on a pro rata basis to its stockholders of record as of the close of business on February 11, 2005 pursuant to the distribution declared by Alpha’s Board of Directors in connection with the Internal Restructuring.
     On April 14, 2005, the Company sold the assets of its Colorado mining subsidiary, National King Coal LLC, and related trucking subsidiary, Gallup Transportation and Transloading Company, LLC (collectively “NKC”) to an unrelated third party. The results of operations of NKC for the three months ended March 31, 2005 and 2004 have been reported in discontinued operations. See also note 17.
Basis of Presentation
     The accompanying interim condensed consolidated financial statements have been prepared in accordance with U.S generally accepted accounting principles for interim financial reporting. Accounting measurements at interim dates inherently rely on estimates more than year-end; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the period ended March 31, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005. These financial statements should be read in conjunction with the audited financial statements and related notes as of and for the year ended December 31, 2004 included in the Annual Report on Form 10-K of Alpha filed with the Securities and Exchange Commission.
     The financial statements for the three months ended March 31, 2005 are presented on a combined basis including the combined financial results for the FR Affiliates and subsidiaries for the period from January 1, 2005 to February 11, 2005 and the consolidated results for Alpha and subsidiaries from February 12, 2005 to March 31, 2005. The financial statements for the period from January 1, 2004 to March 31, 2004 are presented for the FR Affiliates and subsidiaries on a combined basis.
(2) Earnings Per Share
Basic earnings per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per share is computed by dividing net income or loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the periods. Common stock equivalents include the number of shares issuable on exercise of outstanding options less the number of shares that could have been purchased with the proceeds from the exercise of the options based on the average price of common stock during the period. Due to the Internal Restructuring on February 11, 2005 and initial public offering of common stock completed on February 18, 2005, the Company has disclosed for informational purposes two sets of earning per share data on the face of the accompanying condensed consolidated statements of operations.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
Net Income (Loss) Per Share, as Adjusted
The first set of earning per share data is labeled “net income (loss) per share, as adjusted”. The numerator for purposes of computing basic and diluted net income (loss) per share, as adjusted, includes the reported net income (loss) and a pro forma adjustment for income taxes to reflect the pro forma income taxes for ANR Fund IX Holdings, L.P.’s portion of reported pre-tax income (loss), which would have been recorded if the issuance of the shares of common stock received by the FR Affiliates in exchange for their ownership in ANR Holdings in connection with the Internal Restructuring had occurred as of January 1, 2004. For purposes of the computation of basic and diluted net income (loss) per share, as adjusted, the pro forma adjustment for income taxes only applies to the percentage interest owned by ANR Fund IX Holding, L.P., the non-taxable FR Affiliate. No pro forma adjustment for income taxes is required for the percentage interest owned by Alpha NR Holding, Inc., the taxable FR Affiliate, because income taxes have already been recorded in the historical results of operations. Furthermore, no pro forma adjustment to reported net income (loss) will be necessary subsequent to February 11, 2005 because the Company will be subject to income taxes.
The denominator for purposes of computing basic net income (loss) per share, as adjusted, reflects the retroactive impact of the common shares received by the FR Affiliates in exchange for their ownership in ANR Holdings in connection with the Internal Restructuring on a weighted-average outstanding share basis as being outstanding as of January 1, 2004. The common shares issued to the minority interest owners of ANR Holdings in connection with the Internal Restructuring, including the immediately vested shares granted to management, have been reflected as being outstanding as of February 11, 2005 for purposes of computing the basic net income (loss) per share, as adjusted. The unvested shares granted to management that vest over the two-year period from January 1, 2005 to December 31, 2006 have been included in the basic net income (loss) per share, as adjusted, computation on a weighted-average outstanding share basis starting on February 11, 2005 based on the monthly vesting. The 33,925,000 new shares issued in connection with the initial public offering have been reflected as being outstanding as of February 14, 2004, the date of the initial public offering, for purposes of computing the basic net income (loss) per share, as adjusted.
The unvested shares issued to management are considered options for purposes of computing diluted net income (loss) per share, as adjusted. Therefore, for diluted purposes, all remaining unvested shares granted to management would be added to the denominator as of February 11, 2005 using the treasury stock method, if the effect is dilutive. In addition, the treasury stock method would be used for outstanding stock options, if dilutive, beginning with the November 10, 2004 grant of options to management to purchase units in ACM that were automatically converted into options to purchase up to 596,985 shares of Alpha Natural Resources, Inc. common stock at an exercise price of $12.73 per share.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
     The computations of basic and diluted net income (loss) per share, as adjusted, are set forth below:

	Three Months Ended March 31,
	2005	2004
Numerator:
Income (loss) from continuing operations	$(25,321)	$1,412
Deduct: Income tax effect of ANR Fund IX Holdings, L.P. income from continuing operations prior to Internal Restructuring	(91)	(74)

Income from continuing operations, as adjusted	(25,412)	1,338

Income (loss) from discontinued operations	(480)	(175)
Add: Income tax effect of ANR Fund IX Holdings, L.P. loss from discontinued operations prior to Internal Restructuring	2	9

Income (loss) from discontinued operations, as adjusted	(478)	(166)

Net income, as adjusted	$(25,890)	$1,172

Denominator:
Weighted average shares — denominator for basic	36,413,000	13,998,911
Dilutive effect of stock options and restricted stock grants	—	—

Adjusted weighted average shares for diluted	36,413,000	13,998,911

Net income per basic share, as adjusted:
Income (loss) from continuing operations, as adjusted	$(0.70)	$0.09
Income (loss) from discontinued operations, as adjusted	(0.01)	(0.01)

Net income per basic share, as adjusted	$(0.71)	$0.08

Net income per diluted share, as adjusted:
Income (loss) from continuing operations, as adjusted	$(0.70)	$0.09
Income (loss) from discontinued operations, as adjusted	(0.01)	(0.01)

Net income per diluted share, as adjusted	$(0.71)	$0.08

The dilutive effect of 543,729 options and restricted stock was excluded from the calculation of diluted loss per share, as adjusted, for the three months ended March 31, 2005 since the effect would have been anti-dilutive.
Pro Forma Net Income (Loss) Per Share
The second set of earnings per share data is labeled “pro forma net income (loss) per share”. The numerator for purposes of computing basic and diluted pro forma net income (loss) per share includes the reported net income (loss) and pro forma adjustments to reflect the impact of:
(i)	the additional income taxes on the portion of reported pre-tax income (loss) attributable to the portion owned by ANR Fund IX Holdings, L.P. for the periods from January 1, 2005 to February 11, 2005, and from January 1, 2004 to March 31, 2004;

(ii)	the add back of minority interest for the periods from January 1, 2005 to February 11, 2005, and from January 1, 2004 to March 31, 2004 because the ownership held by the minority interest owners of ANR Holdings were exchanged for shares of Alpha Natural Resources, Inc. as part of the Internal Restructuring; and

(iii)	the additional income taxes that would have been incurred by the Company on the minority interest added back for the periods from January 1, 2005 to February 11, 2005, and from January 1, 2004 to March 31, 2004.
No pro forma adjustment to reported net income (loss) will be necessary subsequent to February 11, 2005.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
The denominator for purposes of computing basic pro forma net income (loss) per share reflects:
(i)	the retroactive impact of the common shares received by the FR Affiliates in exchange for their ownership in ANR Holdings in connection with the Internal Restructuring on a weighted-average outstanding share basis as being outstanding as of January 1, 2004;

(ii)	the retroactive impact of the common shares issued to the minority interest owners of ANR Holdings in connection with the Internal Restructuring, including the immediately vested shares granted to management, on a weighted-average outstanding share basis as being outstanding as of January 1, 2004;

(iii)	the unvested shares granted to management that vest over the two-year period from January 1, 2005 to December 31, 2006 have been included in the basic computation on a weighted-average outstanding share basis which is based on the monthly vesting beginning as of January 1, 2005; and

(iv)	the retroactive impact of the 33,925,000 new shares issued in connection with the initial public offering on a weighted-average outstanding share basis as being outstanding as of January 1, 2004 since 100 percent of the net proceeds from the initial public offering was distributed to the previous owners of ANR Holdings.
The unvested shares issued to management are considered options for purposes of computing diluted pro forma net income (loss) per share. Therefore, for diluted purposes, all remaining unvested shares granted to management would be added to the denominator as of January 1, 2004 using the treasury stock method, if the effect is dilutive. In addition, the treasury stock method would be used for outstanding stock options, if dilutive, beginning with the November 10, 2004 grant of options to management to purchase units in ACM that were automatically converted into options to purchase up to 596,985 shares of Alpha Natural Resources, Inc. common stock at an exercise price of $12.73 per share.
The computations of basic and diluted pro forma net income (loss) per share are set forth below:

	Three Months Ended March 31,
	2005	2004
Pro forma numerator:
Reported income (loss) from continuing operations	$(25,321)	$1,412
Deduct: Income tax effect of ANR Fund IX Holdings, L.P. income from continuing operations prior to Internal Restructuring	(91)	(74)
Add: Minority interest in income from continuing operations, net of income tax effect	2,231	907

Pro forma loss from continuing operations	(23,181)	2,245

Reported income (loss) from discontinued operations	(480)	(175)
Add: Income tax effect of ANR Fund IX Holdings, L.P. loss from from discontinued operations prior to Internal Restructuring	2	9
Add: Minority interest in income (loss) from discontinued operations, net of income tax effect	(55)	(112)

Pro forma loss from discontinued operations	(533)	(278)

Pro forma net loss	$(23,714)	$1,967

Pro forma denominator:
Weighted average shares — denominator for basic	60,923,689	60,867,650
Dilutive effect of stock options and restricted stock grants	—	—

Adjusted weighted average shares for diluted	60,923,689	60,867,650

Pro forma net loss per basic share:
Pro forma loss from continuing operations	$(0.38)	$0.04
Pro forma loss from discontinued operations	(0.01)	(0.01)

Pro forma net loss per basic share	$(0.39)	$0.03

Pro forma net loss per diluted share:
Pro forma loss from continuing operations	$(0.38)	$0.04
Pro forma loss from discontinued operations	(0.01)	(0.01)

Pro forma net loss per diluted share	$(0.39)	$0.03

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
The dilutive effect of 620,101 options and restricted stock was excluded from the calculation of diluted pro forma loss per share for the three months ended March 31, 2005 since the effect would have been anti-dilutive.
Pro Forma Earnings Per Share Disclosure Provisions of SFAS No. 123
The Company accounts for stock-based compensation awards granted to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation cost for stock-based awards is recognized in an amount equal to the difference between the exercise price of the award and the fair value of the Company’s common stock on the date of grant.
The Company has implemented the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The following table illustrates the effect on pro forma net loss as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation using the Black-Scholes option-pricing model for the three months ended March 31, 2005:

Three months
ended
March 31,
2005
Pro forma net loss (see above)	$(23,714)
Add: Stock-based compensation expense included in pro forma net loss, net of income taxes	135
Deduct: Total stock-based compensation expense determined under fair value based method, net of income taxes	(279)

Pro forma net loss, adjusted for effect of fair value of stock options	$(23,858)

Pro forma net loss per share:
Basic — pro forma (see above)	$(0.39)
Basic — pro forma, adjusted for effect of fair value of stock options	(0.39)
Diluted — pro forma (see above)	(0.39)
Diluted — pro forma, adjusted for effect of fair value of stock options	(0.39)
The fair value of stock-based awards was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

Expected life (years)	4.0
Expected volatility	38.0%
Risk-free interest rate	3.38%
Expected annual dividend	$0.10
The effects on pro forma net income or loss of expensing the estimated fair value of stock-based awards are not necessarily representative of the effects on reported net income or loss for future periods due to such factors as the vesting periods of stock options and the potential issuance of additional awards in future years.
(3) Inventories
     Inventories consisted of the following:

	March 31,	December 31,
	2005	2004
Raw coal	$2,510	$3,888
Saleable coal	82,156	42,899
Materials and supplies	6,196	7,782

Total inventories	$90,862	$54,569

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
(4) Property, Plant, and Equipment
     Property, plant, and equipment consisted of the following:

	March 31,	December 31,
	2005	2004
Land	$5,424	$5,380
Mineral rights	85,245	85,245
Plant and mining equipment	211,821	188,891
Vehicles	2,602	2,058
Mine development	18,827	11,205
Office equipment and software	7,410	7,264
Construction in progress	1,096	1,769

	332,425	301,812
Less accumulated depreciation, depletion, and amortization	99,623	83,848

Property, plant, and equipment, net	$232,802	$217,964

(5) Long-Term Debt
     Long-term debt consisted of the following:

	March 31,	December 31,
	2005	2004
10% Senior notes due 2012	$175,000	$175,000
Revolving credit facility	32,500	8,000
Variable rate term notes	1,173	1,466
Capital lease obligation	1,875	1,995
Other	44	16

Total long-term debt	210,592	186,477
Less current portion	1,707	1,693

Long-term debt, net of current portion	$208,885	$184,784

     On May 18, 2004, our indirect subsidiary Alpha Natural Resources, LLC and its wholly-owned subsidiary, Alpha Natural Resources Capital Corp., issued $175,000 of 10% senior notes due June 2012 in a private placement offering under Rule 144A of the Securities Act of 1933, as amended, resulting in net proceeds of approximately $171,500 after fees and other offering costs. The senior notes are unsecured but are guaranteed fully and unconditionally on a joint and several basis by all of our subsidiaries other than the issuers of the notes. Interest is payable semi-annually in June and December. Additional interest on the senior notes is payable in certain circumstances if a registration statement with respect to an offer to exchange the notes for a new issue of equivalent notes registered under the Securities Act has not been declared effective on or prior to February 14, 2005 (270 days after the notes were issued), or if the offer to exchange the notes is not consummated within 30 business days after February 14, 2005. The amount of this additional interest is equal to 0.25% of the principal amount of the notes per annum during the first 90-day period after a failure to have the registration statement declared effective or consummate the exchange offer, and it will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the registration statement has been declared effective and the exchange offer has been consummated, up to a maximum amount of additional interest of 1.0% per annum. The additional amount of interest accrued for the quarter ended March 31, 2005 was $55. On April 26, 2005, the issuers and guarantors of the senior notes filed a registration statement on Form S-4 with the SEC with respect to an offer to exchange the notes for a new issue of equivalent notes registered under the Securities Act, which was declared effective by the SEC on May 11, 2005.
     Alpha Natural Resources, LLC has a revolving credit facility with a group of lending institutions led by Citicorp North America, Inc., as administrative agent (Citicorp Credit Facility). The Citicorp Credit Facility, as amended, provides for a revolving line of credit of up to $125,000 and a funded letter of credit facility of up to $50,000. As of March 31, 2005, Alpha Natural Resources, LLC had $32,500 principal amount in borrowings outstanding under the revolving line of credit and $3,408 in letters of credit outstanding, leaving $89,092 available for borrowing. As of March 31, 2005, the funded letter of credit facility was fully utilized at $50,000 at an annual fee of 3.1% of the outstanding amount. Amounts drawn under the revolver bear interest at a variable rate based upon either the

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
prime rate or a London Interbank Offered Rate (LIBOR), in each case plus a spread that is dependent on our leverage ratio. The weighted average interest rate applicable to our borrowings under the revolver was 6.9% as of March 31, 2005. The principal balance of the revolving credit note is due in May 2009. Each of our subsidiaries other than Alpha Natural Resources, LLC has guaranteed Alpha Natural Resources, LLC’s obligations under the revolving credit facility. The obligations of Alpha’s subsidiaries under the Citicorp Credit Facility are collateralized by all of their assets. The Citicorp Credit Facility contains various affirmative and negative covenants which, among others, establish net worth, interest coverage and leverage ratio requirements. Alpha Natural Resources, LLC must pay an annual commitment fee up to a maximum of 1/2 of 1% of the unused portion of the commitment. Alpha’s subsidiaries were in compliance with their debt covenants under the Citicorp Credit Facility as of March 31, 2005.
The Company has term notes payable to The CIT Group Equipment Financing, Inc. in the amount of $1,173 at March 31, 2005 and $1,466 at December 31, 2004. The term notes bear interest at variable rates with a rate of 6.17% at March 31, 2005 and 5.71% at December 31, 2004 are payable in monthly installments ranging from $34 to $64, through April 2, 2006.
(6) Asset Retirement Obligation
     At March 31, 2005 and December 31, 2004, the Company has recorded asset retirement obligation accruals for mine reclamation and closure costs totaling $40,669 and $39,579, respectively. The portion of the costs expected to be incurred within a year in the amount of $6,691 at March 31, 2005 and December 31, 2004 is included in accrued expenses and other current liabilities. These regulatory obligations are secured by surety bonds in the amount of $93,216 at March 31, 2005 and $91,394 at December 31, 2004 Changes in the reclamation obligation were as follows:

Total asset retirement obligation at December 31, 2004	$39,579
Accretion for the quarter ended March 31, 2005	808
Sites added in first quarter of 2005	1,156
Expenditures for the quarter ended March 31, 2005	(874)

Total asset retirement obligation at March 31, 2005	$40,669

(7) Stock-Based Compensation Awards
     The Company accounts for stock-based compensation awards granted to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation cost for equity-based awards is recognized in an amount equal to the difference between the exercise price of the award and the fair value of the Company’s equity on the date of grant. In accordance with APB Opinion No. 25, the Company recognized compensation expense of $36,407 related to the period ended March 31, 2005 for equity-based awards that had an exercise or issuance price less than the fair value of the Company’s common shares on the grant or issue date.
     The options granted in November 2004 to purchase units of ACM were automatically converted into options to purchase 596,985 shares of Alpha common stock in connection with the Internal Restructuring on February 11, 2005. After the Internal Restructuring, there are outstanding under the plan options to purchase an aggregate of 596,985 shares of Alpha common stock at an exercise price of $12.73 per share. No additional options or awards will be granted under this plan.
     On February 14, 2005, Alpha granted certain of its executive officers, directors and key employees options to purchase an aggregate of 692,905 shares of Alpha’s common stock at the initial public offering price of $19 per share. These options vest over five years and expire ten years after the grant date.
     The total number of options outstanding at March 31, 2005 were 1,289,890 shares at a weighted average price of $16.10. None of these options were exercisable as of March 31, 2005. Transactions for the three months ended March 31, 2005 are summarized as follows:

			Weighted
			Average
			Remaining
	Number of	Exercise	Life (in Years)
	Shares	Price	at 3-31-05
Outstanding at January 1, 2005	596,985	$12.73	4.6
Granted at initial public offering	692,905	19.00	4.9
Exercised	—	—	—
Forfeited	—	—	—

Outstanding at March 31, 2005	1,289,890	$16.10	4.7

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
     As part of the Internal Restructuring, the officers and employees who were the members of ACM contributed all of their interests in ANR Holdings to Alpha in exchange for 2,772,157 shares of Alpha common stock. Pursuant to the stockholder agreement, an aggregate of 1,344,930 shares of common stock held by the Company’s executives are unvested and subject to forfeiture. The stockholder agreement provides that an executive holding unvested shares whose employment is terminated by us for cause, as defined in the stockholder agreement, or who voluntarily terminates his employment will forfeit all of the unvested shares if the termination is prior to December 31, 2005 and one half of the unvested shares if the termination is after December 31, 2005 and prior to December 31, 2006. The stockholder agreement also provides that an executive holding unvested shares whose employment is terminated by us without cause, or due to retirement, death or disability, will become vested upon termination in a percentage of the total shares initially subject to vesting equal to the number of full calendar months then elapsed since December 31, 2004 divided by 24. The stockholder agreement further provides that vesting of all unvested shares will accelerate upon a change of control of the Company, as defined in the stockholder agreement.
     Subsequent to March 31, 2005, Alpha granted options to purchase 10,000 shares to a new member of the board of directors at an exercise price of $24.85 per share. These options vest over five years and expire ten years after the grant date.
(8) Employee Benefit Plans
Postretirement Benefits Other Than Pensions
     The following table details the components of the net periodic benefit cost for postretirement benefits other than pensions:

	Three Months Ended
	March 31,
	2005	2004
Service cost	$944	$199
Interest cost	538	156
Amortization of net (gain) or loss	(6)	(6)
Amortization of prior service cost	698	—

Net periodic benefit cost	$2,174	$349

     The discount rates used in determining net periodic postretirement benefit cost were 5.75% and 6.25% for the quarters ended March 31, 2005 and 2004, respectively.
     Employer contributions for benefits paid for the quarters ended March 31, 2005 and 2004 were $10. Employee contributions are not expected to be made and the plan is unfunded.
     Two of the Company’s subsidiaries are required to make contributions to the 1993 UMWA Benefit Plan of fifty cents per signatory hour worked. The contributions that the Company made to this plan for the quarters ended March 31, 2005 and 2004 were $7 and $9, respectively.
(9) Workers’ Compensation Benefits
     The Company’s operations generally are fully insured for workers’ compensation and black lung claims. Insurance premium expense for the quarters ended March 31, 2005 and 2004 was $3,592 and $3,944, respectively. A portion of the West Virginia operations of the Company are self-insured for workers’ compensation and state black lung claims. The liability for these claims is an estimate of the ultimate losses to be incurred on such claims based on the Company’s experience and published industry data. Adjustments to the probable ultimate liability are made annually based on an actuarial valuation and are included in operations as they are determined. The obligations incurred prior to January 31, 2003 are currently secured by surety bonds of El Paso Corporation, an unrelated entity.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
     The liability for self-insured workers compensation benefits at March 31, 2005 and December 31, 2004 was $6,474 and $6,290, respectively, including a current portion of $1,724 and $1,612, respectively. Workers’ compensation expense for the quarters ended March 31, 2005 and 2004 was $1,374 and $1,922, respectively, including fees paid to the State of West Virginia to be self-insured. The Company is required to post bonds in the amount of $2,288 with the state of West Virginia to secure estimated self-insured liabilities for the period from February 1, 2003 through June 30, 2004. The state of West Virginia allows the self-insured companies to post these bonds in installments to be fully secured by June 30, 2006. The Company posted a bond of $727 as the first installment for the year ended December 31, 2004, and the second installment of $780 is due by June 6, 2005.
(10) Related Party Transactions
     In conjunction with the acquisition of U.S. AMCI, ANR Holdings entered into an agreement with entities affiliated with AMCI that requires the AMCI parties to pay reclamation and other obligations of one of the former U.S. AMCI entities acquired by the Company (Solomons Mining Company). In April 2004, the Company entered into an arrangement with the former owners of U.S. AMCI (the “AMCI Parties”) to purchase 350 tons of coal from a third party at a price of $54.50 per ton at various times from April 2004 through November 2005. An amount of $34.50 will be paid to the producer of that coal, $12.00 per ton is payable to the AMCI Parties and $8.00 per ton is retained by the Company to fund the remaining reclamation obligation of Solomons Mining Company. As of March 31, 2005, the Company has retained an aggregate of $2,227 under this arrangement. After the Company has retained $2,300, the $8.00 per ton will thereafter be paid to the U.S. AMCI parties.
     In April 2004, we entered into a coal sales arrangement with AMCI Metall & Kohle AG to sell 750 metric tons through March 2005. Fritz R. Kundrun and Hans J. Mende, two of the Company’s directors, control AMCI Metall & Kohle AG. For the quarter ended March 31, 2005, total sales of $7,545 have been recorded under this contract. The Company is obligated to deliver 300 firm tons and 200 optional tons of coal during April 2005 through March 2006 under an arrangement whereby we sell coal to AMCI Metall & Kohle AG at a price that is $1.00 per metric ton less than the price at which AMCI Metall & Kohle AG resells the coal to an international customer. The Company also had total sales and accounts receivable of $8,216 as of and for the quarter ended March 31, 2005 to AMCI Australia Pty Ltd., an entity that is 51% owned by Messrs. Kundrun and Mende and 49% owned by affiliates of First Reserve Corporation. In addition, the Company recorded commission income of $26 from American Metals and Coal International, Inc., an entity owned by Messrs. Kundrun and Mende, during the quarter ended March 31, 2005.
(11) Mergers and Acquisitions
Black Dog Coal Corporation
     On February 1, 2005, the Company acquired the common stock of Black Dog Coal Corporation for $389 in net cash. Assets acquired totaled $955 and liabilities assumed were $566.
(12) Segment Information
     The Company extracts, processes and markets steam and metallurgical coal from surface and deep mines for sale to electric utilities, steel and coke producers, and industrial customers. The Company operates only in the United States with mines in the Central Appalachian and Northern Appalachian regions. The Company has one reportable segment: Coal Operations, which as of April 15, 2005 (see note 17), consisted of 43 underground mines and 21 surface mines located in Central Appalachia and Northern Appalachia. Coal Operations also includes the Company’s purchased coal sales function, which markets the Company’s Appalachian coal to domestic and international customers. The All Other category includes the Company’s equipment sales and repair operations, as well as other ancillary business activities, including terminal services, trucking services, coal and environmental analysis services, and leasing of mineral rights. The Corporate and Eliminations category includes general corporate overhead and the elimination of intercompany transactions. The revenue elimination amount represents inter-segment revenues. The Company evaluates the performance of its segment based on EBITDA, as adjusted, which the Company defines as net income (loss) plus interest expense, income tax expense (benefit), depreciation, depletion and amortization, less interest income, and adjusted for minority interest.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
     Operating segment results for continuing operations for the three months ended March 31, 2005 and segment assets as of March 31, 2005 were as follows:

			Corporate
	Coal	All	and
	Operations	Other	Eliminations	Consolidated
Revenues	$307,454	$9,712	$(5,011)	$312,155
Depreciation, depletion, and amortization	13,150	419	601	14,170
EBITDA, as adjusted	45,873	1,229	(46,995)	107
Capital expenditures	29,534	282	196	30,012
Total assets	465,047	70,752	11,472	547,271
     Operating segment results for continuing operations for the three months ended March 31, 2004 and segment assets as of March 31, 2004 were as follows:

			Corporate
	Coal	All	and
	Operations	Other	Eliminations	Consolidated
Revenues	$239,623	$6,051	$(2,952)	$242,722
Depreciation, depletion, and amortization	11,015	249	510	11,774
EBITDA, as adjusted	28,122	682	(11,770)	17,034
Capital expenditures	15,863	104	302	16,269
Total assets	356,749	69,604	(36,601)	389,752
     Reconciliation of total segment EBITDA, as adjusted from continuing operations to income (loss)  from continuing operations follows:

	Three Months Ended
	March 31,
	2005	2004
Total segment EBITDA, as adjusted from continuing operations (1)	$107	$17,034
Interest expense	(6,117)	(2,051)
Interest income	287	21
Income tax expense	(2,510)	(354)
Depreciation, depletion and amortization	(14,170)	(11,774)
Minority interest	(2,918)	(1,464)

Income (loss) from continuing operations	$(25,321)	$1,412

(1)	EBITDA, as adjusted, from continuing operations is defined as income (loss) from continuing operations plus interest expense, income tax expense (benefit), depreciation, depletion and amortization, less interest income, and adjusted for minority interest.
     The Company markets produced, processed and purchased coal to customers in the United States and in international markets. Export revenues totaled $141,410 or approximately 45% of total revenues for the quarter ended March 31, 2005. Export revenues were $90,742 or approximately 37% of total revenues, for the quarter ended March 31, 2004.
(13) Contingencies
(a) Guarantees and Financial Instruments with Off-balance Sheet Risk
     In the normal course of business, the Company is a party to certain guarantees and financial instruments with off-balance sheet risk, such as bank letters of credit and performance or surety bonds. No liabilities related to these arrangements are reflected in the Company’s combined balance sheets. Management does not expect any material losses to result from these guarantees or off-balance sheet financial instruments. The amount of bank letters of credit outstanding as of March 31, 2005 is $53,408. The amount of surety bonds currently outstanding related to the Company’s reclamation obligations is presented in note 6 to the condensed consolidated financial statements. The Company has provided guarantees for equipment financing obtained by certain of its contract mining operators totaling approximately $2,600. The estimated fair value of these guarantees is not significant.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
(b) Litigation
     The Company is involved in various legal proceedings from time to time in the normal course of business. In management’s opinion, the Company is not currently involved in any legal proceeding which individually or in the aggregate could have a material effect on the financial condition, results of operations and/or cash flows of the Company.
(c) Other Contingencies
     In connection with the Company’s acquisition of Coastal Coal Company, the seller, El Paso CGP Company, has agreed to retain and indemnify the Company for all workers’ compensation and black lung claims incurred prior to the acquisition date of January 31, 2003. The majority of this liability relates to claims in the state of West Virginia. If El Paso CGP Company fails to honor its agreement with the Company, then the Company would be liable for the payment of those claims, which were estimated in April 2004 by the West Virginia Workers’ Compensation Commission to be approximately $5,369 on an undiscounted basis using claims data through June 30, 2003. El Paso has posted a bond with the state of West Virginia for the required discounted amount of $3,722 for claims incurred prior to the acquisition.
(14) Supplemental Cash Flow Disclosures
     Cash paid for interest for the quarters ended March 31, 2005 and 2004 was $667 and $1,429, respectively. There were no income taxes paid by the Company for the quarters ended March 31, 2005 and 2004.
     Non-cash investing and financing activities are excluded from the condensed consolidated statements of cash flows.
     Significant non-cash activity for the quarter ended March 31, 2005 includes:
•	Increase in accrued expenses of $4,800, increase in other liabilities of $5,700, and a decrease of $10,500 in stockholder’s equity for Tax Distributions payable to former members of ANR Holdings.

•	Increase of $18,011 in deferred tax assets, decrease of $7,718 in deferred tax liabilities, and an increase in stockholders’ equity of $25,729 as a result of the Internal Restructuring.

•	Decrease in stockholders’ equity and an increase in notes payable for issuance of restructuring notes payable of $517,692 as a result of the Internal Restructuring.

•	Distribution to FR Affiliates of $2,184 for prepaid taxes and receivables from affiliates.

•	Decrease in other assets of $3,665, decrease in accrued expenses of $1,754 and decrease in stockholders’ equity of $1,911 for stock offering costs.
(15) Income Taxes
     Since the condensed consolidated statements of operations for the three months ended March 31, 2005 include activity both prior to and after the Internal Restructuring and IPO, the total income tax provision is the sum of the provisions for the pre and post restructuring periods.
     Prior to February 12, 2005, the minority interest owners and ANR Fund IX Holdings, L.P. owned interests in ANR Holdings, a limited liability company and pass-through entity for income tax purposes. As a pass-through entity, ANR Holdings provides information returns reflecting the allocated income (loss) to the minority interest owners and ANR Fund IX Holdings, L.P based upon their respective ownership percentage and certain special allocations as provided by the limited liability company agreement and the Internal Revenue Code. The income tax consequences of the income (loss) allocated to these owners for the period from January 1, 2005 to February 11, 2005 and from January 1, 2004 to March 31, 2004 is not reflected in the financial statements. For these periods, only the income tax expense associated with Alpha NR Holding, Inc., a taxable entity, is included. The primary source of the income tax impact is derived from the allocated income (loss) from ANR Holdings, Alpha Natural Resources, LLC and its operating subsidiaries, all of which are pass-through entities for tax purposes. Subsequent to the Internal Restructuring and IPO, all of the income of ANR Holdings is taxed to Alpha Natural Resources, Inc.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
     A tax provision of $2,510 was recorded for the three months ended March 31, 2005 on a pre-tax loss from continuing operations of $19,893 which equates to an effective tax rate of (12.6%). This rate differs from the federal statutory rate of 35% due primarily to a significant portion of the stock-based compensation charge associated with the issuance of common stock to management in connection with the Internal Restructuring and IPO not being deductible for tax purposes. The increase in expected income tax expense related to the stock-based compensation charge is offset in part by the tax benefits associated with percentage depletion and taxes not being provided for on the minority interest and pass-through entity owners’ respective shares for the period prior to the Internal Restructuring. As $33,029 of the stock-based compensation charge has been identified as a significant unusual item, the tax effect of the $33,029 expense (no tax benefit) has been accounted for in the current period tax provision and excluded from the estimated annual effective tax rate of approximately 26%. The Company’s estimated annual effective income tax rate is applied to pre-tax income exclusive of the $33,029 stock-based compensation charge.
     The federal and state income tax provisions from continuing operations for the three months ended March 31, 2005 and 2004 were offset by federal and state income tax benefits included in the loss from discontinued operations.
     Comprehensive provision (benefit) for income taxes allocable to:

	Three Months Ended
	March 31,
	2005	2004
Continuing operations	$2,510	$354
Discontinued operations	(186)	(44)

	$2,324	$310

Significant components of income tax expense from continuing operations were as follows:

	Three Months Ended
	March 31,
	2005	2004
Current tax expense:
Federal	$2,045	$167
State	380	5

	2,425	172

Deferred tax expense:
Federal	69	133
State	16	49

	85	182

Total income tax expense:
Federal	2,114	300
State	396	54

	$2,510	$354

     A reconciliation of the statutory federal income tax expense (benefit) at 35% to income (loss) from continuing operations before income taxes and minority interest, and the actual income tax expense is as follows:

	Three Months Ended
	March 31,
	2005	2004
Federal statutory income tax expense (benefit)	$(6,963)	$1,131
Increases (reductions) in taxes due to:
Percentage depletion allowance	(1,668)	(225)
Extraterritorial income exclusion	(184)	—
Deduction for domestic production activities	(77)	—
State taxes, net of federal tax impact	298	34
Stock-based compensation not deductible	12,054	—
Change in valuation allowance, excluding allowance recorded in the Internal Restructuring	129	(15)
Taxes not provided for minority interest	(1,002)	(527)
Taxes not provided for pass-through entity	(133)	(54)
Other, net	56	10

Actual income tax expense	$2,510	$354

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
     Deferred income taxes result from temporary differences between the reporting of amounts for financial statement purposes and income tax purposes. The net deferred tax assets and liabilities included in the condensed consolidated financial statements include the following amounts:

	March 31,	December 31,
	2005	2004
Deferred tax assets:
Investment in limited liability company subsidiary	$126,037	$—
Net operating loss carryforwards	4,690	5,598
Charitable contribution carryforwards	197	207
Alternative minimum tax credit carryforward	2,416	1,249

Gross deferred tax assets	133,340	7,054
Less valuation allowance	(108,524)	(1,374)

Total net deferred tax assets	24,816	5,680

Deferred tax liabilities:
Investment in limited liability company subsidiary	—	(6,869)
Virginia tax credit	(2,189)	(1,855)

Total deferred tax liabilities	(2,189)	(8,724)

Net deferred tax asset (liability)	$22,627	$(3,044)

     Changes in the net deferred tax asset (liability) balance during the three months ended March 31, 2005 were as follows:

ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and Subsidiaries:
Deferred tax liability balance at December 31, 2004	$(3,044)
Deferred tax benefit recorded in period from January 1, 2005 to February 11, 2005 for continuing and discontinued operations	192

Deferred tax liability balance at February 11, 2005	$(2,852)

Alpha Natural Resources, Inc.:
Deferred tax liability balance acquired on February 12, 2005	$(2,852)
Estimated deferred tax asset generated from the Internal Restructuring	132,637
Valuation allowance established at the time of the Internal Restructuring	(106,908)

Net deferred taxes recorded as part of Internal Restructuring, with offsetting increase to additional paid-in capital	25,729
Deferred tax expense recorded in period from February 12, 2005 to March 31, 2005 for continuing and discontinued operations	(250)

Net deferred tax asset at March 31, 2005	$22,627

     The Internal Restructuring resulted in an increase in the basis of assets for income tax purposes, currently estimated at $346,000, which resulted in a gross deferred tax asset of $132,637. This amount was offset by an increase to the valuation allowance of $106,908 as of the date of the Internal Restructuring. The resulting net increase to deferred income taxes of $25,729 was recorded as an increase to additional paid-in capital, as the underlying change in the tax basis of assets of the Company was caused by the Internal Restructuring transactions between the Company and its stockholders.
     Since the Company has not been in business long enough to develop a strong earnings history (objective evidence required to recognize a net deferred tax asset), and due to the likelihood that the alternative minimum tax will exceed the regular tax in the future, the Company has recorded a valuation allowance of $108,524 as of March 31, 2005. The Company will monitor the valuation allowance each quarter and will make adjustments to the allowance through the tax provision as appropriate.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
     The breakdown of the net deferred tax asset (liability), net of valuation allowance, recorded in the accompanying condensed consolidated balance sheets is as follows:

	March 31,	December 31,
	2005	2004
Current asset	$909	$4,674
Current liability	—	—

Net current asset	909	4,674

Noncurrent asset	23,907	1,006
Noncurrent liability	(2,189)	(8,724)

Net noncurrent asset (liability)	21,718	(7,718)

Total net deferred tax asset (liability)	$22,627	$(3,044)

(16) New Accounting Pronouncements
     On March 17, 2005, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached consensus on EITF Issue No. 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, and on March 30, 2005, the FASB Board ratified the consensus. The EITF reached consensus that stripping costs incurred during the production phase of a mine are variable production costs that should be included in the costs of inventory produced during the period that the stripping costs are incurred. ETIF 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005 with early adoption permitted. The Company does not expect that the adoption of EITF 04-6 will have any material financial statement impact.
     In March 2005, the Financial Accounting Standards Board (the FASB) issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143, Accounting for Asset Retirement Obligations. This Interpretation clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The provisions of this pronouncement are effective for fiscal years ending after December 15, 2005. The Company does not expect the adoption of Interpretation No. 47 will have any material financial statement impact.
In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which requires companies to expense the fair value of equity awards over the required service period. This Statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, which uses the intrinsic value method to value stock-based compensation. On April 14, 2005, the SEC adopted a new rule that amends the effective date of SFAS No. 123(R) to allow SEC registrants to implement SFAS No. 123(R) as of the beginning of the first annual reporting period that begins after June 15, 2005. This ruling by the SEC changes the effective date.

ALPHA NATURAL RESOURCES, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
March 31, 2005
(In thousands, except percentages and share data)
(17) Subsequent Event and Discontinued Operations
     On April 14, 2005, the Company sold the assets of its Colorado mining subsidiary, National King Coal LLC, and related trucking subsidiary, Gallup Transportation and Transloading Company, LLC (collectively, “NKC”), to an unrelated third party for cash in the amount of $4,400, plus an amount in cash equal to the fair market value of NKC’s coal inventory, and the assumption by the buyer of certain liabilities of NKC. The Company recorded a gain on the sale of NKC of $704 in the second quarter of 2005. The results of operations of NKC for the current and prior periods have been reported in discontinued operations. National King Coal LLC was previously reported in the Coal Operations segment and Gallup Transportation and Transloading Company, LLC was previously reported in the All Other segment (note 12).
     The following statement of operations data reflects the activity for the discontinued operation for the three months ended March 31, 2005 and 2004:

	Three Months Ended
	March 31,
	2005	2004
Total revenues	$3,617	$4,017
Total costs and expenses	4,356	4,417

Income (loss) from operations	(739)	(400)
Miscellaneous income	1	—
Income tax benefit from discontinued operations	(186)	(44)
Minority interest in income (loss) from discontinued operations	(72)	(181)

Income (loss) from discontinued operations	$(480)	$(175)

The following condensed balance sheet data reflects the balances for discontinued operations at March 31, 2005 and December 31, 2004:

	March 31,	December 31,
	2005	2004
Current assets	$1,963	$2,150
Noncurrent assets	3,925	3,989

Total assets	5,888	6,139

Current liabilities	1,029	1,082
Noncurrent liabilities	198	196

Total liabilities	1,227	1,278

Net assets	$4,661	$4,861